Exhibit 99.1

Elastic N.V. Reports Strong Fourth Quarter and Fiscal 2020 Financial Results

Q4 Revenue of $123.6 million, Up 53% year-over-year (57% in constant currency)

Q4 SaaS Revenue of $29.0 million, Up 110% year-over-year (120% in constant currency)

FY20 Revenue of $427.6 million, Up 57% year-over-year (60% in constant currency)

MOUNTAIN VIEW, Calif. & AMSTERDAM, The Netherlands, June 3, 2020 -- Elastic N.V. (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch and the Elastic Stack, announced strong results for its fourth quarter and full fiscal year (ended April 30, 2020).

Fourth Quarter Fiscal 2020 Financial Highlights

●	Total revenue was $123.6 million, an increase of 53% year-over-year, or 57% on a constant currency basis.
●	SaaS revenue was $29.0 million, an increase of 110% year-over-year, or 120% on a constant currency basis.
●	Calculated billings was $175.1 million, an increase of 52% year-over-year, or 55% on a constant currency basis.
●	Deferred revenue was $259.7 million, an increase of 52% year-over-year.
●	GAAP operating loss was $34.6 million; GAAP operating margin was -28%.
●	Non-GAAP operating loss was $12.7 million; non-GAAP operating margin was -10%.
●	GAAP net loss per share was $0.38; non-GAAP net loss per share was $0.12.
●	Operating cash flow was -$5.9 million with free cash flow of -$6.8 million.
●	Cash and cash equivalents were $297.1 million as of April 30, 2020.

Full Fiscal 2020 Financial Highlights

●	Total revenue was $427.6 million, an increase of 57% year-over-year, or 60% on a constant currency basis.
●	SaaS revenue was $92.3 million, an increase of 101% year-over-year, or 109% on a constant currency basis.
●	GAAP operating loss was $171.1 million; GAAP operating margin was -40%.
●	Non-GAAP operating loss was $75.6 million; Non-GAAP operating margin was -18%.
●	GAAP net loss per share was $2.12; Non-GAAP net loss per share was $0.93.
●	Operating cash flow was -$30.6 million with free cash flow of -$35.6 million, or

-8% free cash flow margin.

“Despite a challenging environment, Q4 was an amazing ending to a strong fiscal year,” said Shay Banon, Elastic’s founder and chief executive officer. “I am extremely proud of how Elastic employees continue to support our community of users, partners, and customers, and my heart goes out to those impacted by the COVID-19 situation. Our distributed-by-design approach, rapid pace of innovation, development of customer-focused solutions, our large and geographically diverse customer base, efficient go-to-market, solid customer expansion, and strong balance sheet give us confidence as we address the rich market opportunity ahead of us.”

Fourth Quarter Fiscal 2020 Key Metrics and Recent Business Highlights

Key Customer Metrics:

●	Total subscription customer count was over 11,300, compared to over 10,500 in Q3 FY20, and over 8,100 in Q4 FY19.
●	Total customer count with Annual Contract Value (ACV) greater than $100,000 was over 610, compared to over 570 in Q3 FY20, and over 440 in Q4 FY19.
●	Subscription revenue represented 92% of total revenue.
●	Net Expansion Rate continued to be greater than 130%.

Product Releases and Other Business Highlights:

●	Released version 7.7 of the Elastic Stack, bringing strong enhancements and integrations across the Elastic solutions portfolio, including:
○	General availability of Elastic Workplace Search, a modern, unified search experience built to enable organizations of all sizes with a clean, simple, and easily deployable enterprise search solution.
○	Integrated alerting features across the Elastic Stack, bringing alerting workflows directly to the user, tailored to their context and use case.
○	Asynchronous search, enabling users to run long queries in the background, letting teams track progress and retrieve partial results as they become available.
○	Embedded case management, helping security teams develop standard operating procedures for incident investigation and response.
○	Service maps to Elastic APM, for full visibility of live data and system dependencies to speed the troubleshooting of issues in today’s distributed and cloud-native environments.

●	Released Elastic Cloud Enterprise (ECE) 2.5, including:
○	Dedicated coordinating layer, driving increased performance and scalability.

○	Support for snapshot lifecycle management (SLM) in ECE-hosted deployments.
○	Automated migration from index curation to index lifecycle management (ILM), using a one-click migration path.

●	Released Elastic Cloud on Kubernetes (ECK) 1.1.0, including:
○	Support for remote clusters, enabling cross-cluster search and replication across multiple global Kubernetes environments.
○	Out-of-the-box Elastic APM instrumentation of the ECK operator.

●	Introduced expanded capabilities on Elastic Cloud, including:
○	General availability of Elasticsearch Service public API, which includes an easy-to-use, programmatic way to provision and configure Elasticsearch Service deployments.
○	FedRAMP “In Process” status for FedRAMP Moderate, signifying the addition of Elastic Cloud to the FedRAMP marketplace.
○	Beta availability of our new government region, AWS GovCloud (US East), for the Elasticsearch Service on Elastic Cloud.
○	Ability for Google customers to purchase annual subscriptions of Elasticsearch Service on Elastic Cloud through Google Cloud Marketplace.
○	Availability of Elasticsearch Service on Google Cloud in South Carolina, Finland, Taiwan, the Netherlands, São Paulo, and Singapore; Microsoft Azure in London and Ireland; AWS in Ohio.

●	Held four successful Elastic{ON} Tour events to educate and engage with Elastic’s community of users, customers, and partners in San Francisco, Brazil, US Gov Summit, and Americas East.

●	Ranked #4 in the Fast Company enterprise technology category on its 2020 Most Innovative Companies list.

Financial Outlook

The Company is providing the following guidance:

For its first quarter of fiscal 2021 (ending July 31, 2020):

●	Total revenue is expected to be between $119 million and $122 million.

●	Non-GAAP operating margin is expected to be between -12% and -11%.
●	Non-GAAP net loss per share is expected to be between $0.19 and $0.17, assuming between 83 million and 84 million weighted average ordinary shares outstanding.

For its fiscal year 2021 (ending April 30, 2021):

●	Total revenue is expected to be between $530 million and $540 million.
●	Non-GAAP operating margin is expected to be between -15% and -13%.
●	Non-GAAP net loss per share is expected to be between $0.98 and $0.85, assuming between 85 million and 87 million weighted average ordinary shares outstanding.

We believe it is prudent to expect some near-term business headwinds as the economic impact from the COVID-19 situation further unfolds. As such, our guidance includes the expected impact of COVID‑19 on our business and results of operations based on information available to us today.

See the section titled “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future. These items necessary to reconcile such non-GAAP measures could be material and have a significant impact on the Company’s results computed in accordance with GAAP.

Conference Call and Webcast

Elastic’s executive management team will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET/ 11:00 p.m. Amsterdam time to discuss the Company’s financial results and business outlook. A live audio webcast of the conference call will be available through Elastic’s Investor Relations website at ir.elastic.co. Slides will accompany the webcast. The replay of the webcast and slides will be available for two months.

About Elastic

Elastic is a search company built on a free and open heritage. Everyone can get started with Elastic products and solutions quickly and frictionlessly. Elastic offers three solutions for enterprise search, observability, and security built on one technology stack that can be deployed anywhere. From finding documents to monitoring infrastructure to hunting for threats, Elastic makes data usable in real time and at scale. Founded in 2012, Elastic is a distributed company with Elasticians around the globe. Learn more at elastic.co.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Elastic’s financial results as determined in accordance with U.S. GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of this press release titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risk and uncertainties, which include, but are not limited to, our expected financial results for the fiscal quarter ending July 31, 2020 and the fiscal year ending April 30, 2021, our expectations regarding the impact of the COVID-19 pandemic, our customer base, potential market and growth opportunities, and our go-to-market strategy. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs in light of currently available information regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements due to uncertainties, risks, and changes in circumstances, including but not limited to those related to: the impact of COVID-19 on our business, operations, hiring and financial results, and on businesses of our customers and partners, including the effect of governmental lockdowns, restrictions and new regulations; our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, operating expenses (which include changes in sales and marketing, research and development and general and administrative expenses), and our ability to achieve and maintain future profitability; our ability to continue to deliver and improve our offerings and successfully develop new offerings, including security-related product offerings and SaaS offerings; customer acceptance and purchase of our existing offerings and new offerings, including the expansion and adoption of our SaaS offerings; our ability to maintain and expand our user and customer base; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our international expansion strategy; our operating results and cash flows; our beliefs and objectives for future operations; the sufficiency of our capital resources; our ability to successfully execute our go-to-market strategy and expand in our existing markets and into new markets; and general market, political, economic and business conditions (including developments and volatility arising from the COVID-19 pandemic).

Any additional or unforeseen effect from the COVID-19 pandemic may exacerbate these risks. Additional risks and uncertainties that could cause actual outcomes and results to differ materially are included in our filings with the Securities and Exchange Commission (the “SEC”), including the quarterly report on Form 10-Q for the quarter ended January 31, 2020 and any subsequent reports filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements, except as required by law.

Contact Information

Anthony Luscri

Elastic Investor Relations

ir@elastic.co

(650) 695-1055

Lisa Boughner

Elastic Corporate Communications

lisa.boughner@elastic.co

Elastic N.V.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2020	2019	2020	2019
Revenue
License - self-managed	$16,862	$12,624	$53,536	$39,474
Subscription - self-managed and SaaS	97,041	60,999	338,634	208,780
Total subscription revenue	113,903	73,623	392,170	248,254
Professional services	9,720	6,976	35,450	23,399
Total revenue	123,623	80,599	427,620	271,653
Cost of revenue
Cost of license - self-managed	346	97	948	387
Cost of subscription - self-managed and SaaS	23,987	16,548	84,819	53,560
Total cost of revenue - subscription	24,333	16,645	85,767	53,947
Cost of professional services	9,940	6,797	36,923	24,063
Total cost of revenue	34,273	23,442	122,690	78,010
Gross profit	89,350	57,157	304,930	193,643
Operating expenses
Research and development	45,591	31,004	165,370	101,167
Sales and marketing	58,180	45,044	219,040	147,296
General and administrative	20,153	13,194	91,625	46,536
Total operating expenses	123,924	89,242	476,035	294,999
Operating loss	(34,574)	(32,085)	(171,105)	(101,356)
Other income, net	687	704	1,963	3,441
Loss before income taxes	(33,887)	(31,381)	(169,142)	(97,915)
Provision for (benefit from) income taxes	(2,736)	3,454	(1,968)	4,388
Net loss	$(31,151)	$(34,835)	$(167,174)	$(102,303)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.38)	$(0.48)	$(2.12)	$(1.86)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	82,123,381	72,307,990	78,799,732	54,893,365

Elastic N.V.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

(Unaudited)

	April 30,
Assets	2020	2019
Current assets:
Cash and cash equivalents	$297,081	$298,000
Restricted cash	2,308	2,280
Accounts receivable, net of allowance for doubtful accounts of $1,247 and $1,411 as of April 30, 2020 and April 30, 2019, respectively	128,690	81,274
Deferred contract acquisition costs	19,537	17,215
Prepaid expenses and other current assets	32,623	30,872
Total current assets	480,239	429,641
Property and equipment, net	7,760	5,448
Goodwill	197,877	19,846
Operating lease right-of-use assets	32,783	-
Intangible assets, net	50,455	6,723
Deferred contract acquisition costs, non-current	24,012	8,935
Deferred tax assets	3,164	1,748
Other assets	7,621	13,397
Total assets	$803,911	$485,738
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$11,485	$4,450
Accrued expenses and other liabilities	22,210	18,740
Accrued compensation and benefits	48,409	22,147
Operating lease liabilities	7,639	-
Deferred revenue	231,681	158,243
Total current liabilities	321,424	203,580
Deferred revenue, non-current	28,021	12,423
Operating lease liabilities, non-current	27,827	-
Other liabilities, non-current	12,992	6,723
Total liabilities	390,264	222,726
Commitments and contingencies

Shareholders’ equity:
Convertible preference shares, €0.01 par value; 165,000,000 shares authorized, 0 shares issued and outstanding as of April 30, 2020 and April 30, 2019	-	-
Ordinary shares, par value €0.01 per share: 165,000,000 shares authorized; 82,856,978 shares issued and outstanding as of April 30, 2020 and 73,675,083 shares issued and outstanding as of April 30, 2019	856	754
Treasury stock, 35,937 shares (repurchased at an average price of $10.30 per share)	(369)	(369)
Additional paid-in capital	898,788	581,135
Accumulated other comprehensive loss	(1,377)	(1,431)
Accumulated deficit	(484,251)	(317,077)
Total shareholders’ equity	413,647	263,012
Total liabilities and shareholders’ equity	$803,911	$485,738

Elastic N.V.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2020	2019	2020	2019
Cash flows from operating activities
Net loss	$(31,151)	$(34,835)	$(167,174)	$(102,303)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	4,286	1,309	12,859	5,695
Amortization of deferred contract acquisition costs	7,733	6,656	28,314	21,374
Non-cash operating lease cost	2,252	-	7,422	-
Stock-based compensation expense	17,232	11,927	60,007	39,942
Non-cash acquisition expense settled with shares	-	-	8,834	-
Deferred income taxes	(918)	2,733	(1,539)	3,621
Other	(9)	3	1,123	69
Changes in operating assets and liabilities, net of impact of business acquisitions:
Accounts receivable, net	(57,626)	(27,576)	(46,753)	(29,804)
Deferred contract acquisition costs	(19,776)	(9,592)	(46,217)	(30,006)
Prepaid expenses and other current assets	1,395	(8,451)	(2,950)	(18,049)
Other assets	1,823	(5,035)	5,603	(3,292)
Accounts payable	(1,136)	2,592	5,968	2,226
Accrued expenses and other liabilities	3,700	4,142	5,220	10,872
Accrued compensation and benefits	16,333	1,772	19,710	3,842
Operating lease liabilities	(2,075)	-	(6,661)	-
Deferred revenue	52,004	34,565	85,670	71,876
Net cash used in operating activities	(5,933)	(19,790)	(30,564)	(23,937)
Cash flows from investing activities
Purchases of property and equipment	(826)	(1,088)	(5,063)	(3,447)
Business acquisitions, net of cash acquired	-	-	(24,373)	(1,986)
Other	249	(2,850)	249	(2,850)
Net cash used in investing activities	(577)	(3,938)	(29,187)	(8,283)
Cash flows from financing activities
Net proceeds from issuance of ordinary shares in initial public offering	-	-	-	269,514
Proceeds from issuance of ordinary shares upon exercise of stock options	10,841	15,015	61,463	18,552
Repurchase of early exercised options	-	-	-	(500)
Repayment of notes payable	-	(33)	(90)	(106)
Payment of deferred offering costs	-	1	-	(5,672)
Payment of withholding taxes related to acquisition expense settled in shares	-	-	(2,834)	-
Net cash provided by financing activities	10,841	14,983	58,539	281,788
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,309)	535	321	(897)
Net increase (decrease) in cash, cash equivalents, and restricted cash	3,022	(8,210)	(891)	248,671
Cash, cash equivalents, and restricted cash, beginning of period	296,367	308,490	300,280	51,609
Cash, cash equivalents, and restricted cash, end of period	$299,389	$300,280	$299,389	$300,280

Elastic N.V.

REVENUE BY TYPE

(amounts in thousands, except percentages)

(Unaudited)

	Three Months Ended April 30,				Year Ended April 30,
	2020		2019		2020		2019
		% of		% of		% of		% of
		Total		Total		Total		Total
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Self-managed subscription	$84,933	69%	$59,855	74%	$299,880	70%	$202,419	74%
License	16,862	14%	12,624	16%	53,536	12%	39,474	14%
Subscription	68,071	55%	47,231	58%	246,344	58%	162,945	60%
SaaS	28,970	23%	13,768	17%	92,290	22%	45,835	17%
Total subscription revenue	113,903	92%	73,623	91%	392,170	92%	248,254	91%
Professional services	9,720	8%	6,976	9%	35,450	8%	23,399	9%
Total revenue	$123,623	100%	$80,599	100%	$427,620	100%	$271,653	100%

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

CALCULATED BILLINGS

(amounts in thousands)

(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2020	2019	2020	2019
Total revenue	$123,623	$80,599	$427,620	$271,653
Add: Increase in total deferred revenue	52,004	34,565	85,670	71,876
Less: Decrease (increase) in unbilled accounts receivable	(528)	223	(592)	(571)
Calculated billings	$175,099	$115,387	$512,698	$342,958

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

FREE CASH FLOW

(amounts in thousands, except percentages)

(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2020	2019	2020	2019
Net cash used in operating activities	$(5,933)	$(19,790)	$(30,564)	$(23,937)
Less: Purchases of property and equipment	(826)	(1,088)	(5,063)	(3,447)
Free cash flow	$(6,759)	$(20,878)	$(35,627)	$(27,384)
Net cash used in investing activities	$(577)	$(3,938)	$(29,187)	$(8,283)
Net cash provided by financing activities	$10,841	$14,983	$58,539	$281,788
Net cash used in operating activities (as a percentage of total revenue)	(5)%	(25)%	(7)%	(9)%
Less: Purchases of property and equipment (as a percentage of total revenue)	0%	(1)%	(1)%	(1)%
Free cash flow margin	(5)%	(26)%	(8)%	(10)%

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2020	2019	2020	2019
Gross Profit Reconciliation:
GAAP gross profit	$89,350	$57,157	$304,930	$193,643
Stock-based compensation expense	2,180	1,635	7,127	4,591
Employer payroll taxes on employee stock transactions	70	38	527	38
Amortization of acquired intangibles	2,109	667	6,768	2,808
Non-GAAP gross profit	$93,709	$59,497	$319,352	$201,080

Gross Margin Reconciliation(1):
GAAP gross margin	72.3%	70.9%	71.3%	71.3%
Stock-based compensation expense	1.8%	2.0%	1.7%	1.7%
Employer payroll taxes on employee stock transactions	0.1%	0.0%	0.1%	0.0%
Amortization of acquired intangibles	1.7%	0.8%	1.6%	1.0%
Non-GAAP gross margin	75.8%	73.8%	74.7%	74.0%

Operating Loss Reconciliation:
GAAP operating loss	$(34,574)	$(32,085)	$(171,105)	$(101,356)
Stock-based compensation expense	17,232	11,927	60,007	39,942
Employer payroll taxes on employee stock transactions	845	1,814	7,493	1,814
Amortization of acquired intangibles	3,550	700	10,068	2,956
Acquisition-related expenses	212	168	17,974	948
Non-GAAP operating loss	$(12,735)	$(17,476)	$(75,563)	$(55,696)

Operating Margin Reconciliation(1):
GAAP operating margin	(28.0)%	(39.8)%	(40.0)%	(37.3)%
Stock-based compensation expense	13.9%	14.8%	14.0%	14.7%
Employer payroll taxes on employee stock transactions	0.7%	2.3%	1.8%	0.7%
Amortization of acquired intangibles	2.9%	0.9%	2.4%	1.1%
Acquisition-related expenses	0.2%	0.2%	4.2%	0.3%
Non-GAAP operating margin	(10.3)%	(21.7)%	(17.7)%	(20.5)%

Net Loss Reconciliation:
GAAP net loss	$(31,151)	$(34,835)	$(167,174)	$(102,303)
Stock-based compensation expense	17,232	11,927	60,007	39,942
Employer payroll taxes on employee stock transactions	845	1,814	7,493	1,814
Amortization of acquired intangibles	3,550	700	10,068	2,956
Acquisition-related expenses	212	168	17,974	948
Income tax(2)	(458)	(246)	(1,623)	(4,384)
Non-GAAP net loss	$(9,770)	$(20,472)	$(73,255)	$(61,027)
Non-GAAP net loss per share attributable to ordinary shareholders, basic and diluted(1)	$(0.12)	$(0.28)	$(0.93)	$(1.11)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	82,123,381	72,307,990	78,799,732	54,893,365

(1) Totals may not sum, due to rounding. Gross margin, operating margin, and earnings per share are calculated based upon the respective underlying, non-rounded data.

(2) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(amounts in thousands)

(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2020	2019	2020	2019
Cost of revenue reconciliation:
GAAP cost of license - self-managed	$346	$97	$948	$387
Amortization of acquired intangibles	(346)	(97)	(948)	(387)
Non-GAAP cost of license - self -managed	$-	$-	$-	$-

GAAP cost of subscription - self-managed and SaaS	$23,987	$16,548	$84,819	$53,560
Stock-based compensation expense	(1,278)	(1,195)	(4,147)	(3,383)
Employer payroll taxes on employee stock transactions	(28)	(28)	(349)	(28)
Amortization of acquired intangibles	(1,763)	(570)	(5,820)	(2,421)
Non-GAAP cost of subscription - self-managed and SaaS	$20,918	$14,755	$74,503	$47,728

GAAP cost of professional services	$9,940	$6,797	$36,923	$24,063
Stock-based compensation expense	(902)	(440)	(2,980)	(1,208)
Employer payroll taxes on employee stock transactions	(42)	(10)	(178)	(10)
Non-GAAP cost of professional services	$8,996	$6,347	$33,765	$22,845

Operating expenses reconciliation:
GAAP research and development expense	$45,591	$31,004	$165,370	$101,167
Stock-based compensation expense	(6,534)	(4,714)	(23,621)	(16,100)
Employer payroll taxes on employee stock transactions	(293)	(939)	(2,179)	(939)
Acquisition-related expenses	-	(168)	(34)	(689)
Non-GAAP research and development expense	$38,764	$25,183	$139,536	$83,439

GAAP sales and marketing expense	$58,180	$45,044	$219,040	$147,296
Stock-based compensation expense	(5,828)	(3,911)	(19,334)	(11,996)
Employer payroll taxes on employee stock transactions	(421)	(747)	(3,237)	(747)
Amortization of acquired intangibles	(1,441)	(33)	(3,300)	(148)
Acquisition-related expenses	(14)	-	(522)	-
Non-GAAP sales and marketing expenses	$50,476	$40,353	$192,647	$134,405

GAAP general and administrative expense	$20,153	$13,194	$91,625	$46,536
Stock-based compensation expense	(2,690)	(1,667)	(9,925)	(7,255)
Employer payroll taxes on employee stock transactions	(61)	(90)	(1,550)	(90)
Acquisition-related expenses	(198)	-	(17,418)	(259)
Non-GAAP general and administrative expense	$17,204	$11,437	$62,732	$38,932

About Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the non-GAAP measures listed below are useful in evaluating our operating performance. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with U.S. GAAP has been provided in the financial statement tables included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, and amortization of acquired intangible assets. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Operating Loss and Non-GAAP Operating Margin

We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP operating loss and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Net Loss Per Share

We define non-GAAP net loss per share as GAAP net loss per share, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses and the tax effects related to the foregoing. We believe non-GAAP net loss per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Free Cash Flow and Free Cash Flow Margin

Free cash flow is a non-GAAP financial measure that we define as net cash (used in) provided by operating activities less purchases of property and equipment. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that, after the purchases of property and equipment, can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments.

Calculated Billings

We define calculated billings as total revenue plus the increase in total deferred revenue as presented on or derived from our consolidated statements of cash flows less the (increase) decrease in total unbilled accounts receivable in a given period. Calculated billings exclude the effects of deferred revenue and unbilled accounts receivable acquired through acquisitions. We typically invoice our customers annually in advance, and to a lesser extent multi-year in advance, quarterly in advance, monthly in advance, monthly in arrears or upon delivery. Our management uses calculated billings to understand and evaluate our near-term cash flows and operating results.

Constant Currency

We compare the percent change in certain results from one period to another period using constant currency information to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. In presenting this information, current and comparative prior period results are converted into United States dollars at the exchange rates in effect on the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.